Exhibit 10.1.14

EXECUTION VERSION

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”) is made as of this 25th day of September, 2012, by GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), in favor of AVIV FINANCING V, L.L.C., a Delaware limited liability company (together with its successors, the “Parent Borrower”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of January 31, 2012, by and among the Borrowers, the Guarantors party thereto, the Administrative Agent and the Lenders (as amended, modified and restated from time to time, the “Credit Agreement”), Lenders agreed to make available to Borrowers certain revolving loans more fully described therein. Capitalized terms used but not defined in this Agreement shall have the meanings that are set forth in the Credit Agreement.

B. The Parent Borrower has informed the Administrative Agent and the Lenders that the Borrowers intend to obtain a release of certain Borrowers listed on Exhibit A attached hereto (collectively, the “Released Borrowers” and individually, each a “Released Borrower”) and certain Real Property Assets listed on Exhibit B attached hereto pursuant to Section 9.12 of the Credit Agreement (collectively, the “Released Assets”).

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent on behalf of the Lenders and the Borrowers hereby agree as follows:

1. Recitals The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.

2. Release of Released Borrower. The Administrative Agent hereby releases, on behalf of itself and the Lenders, the Released Borrowers from all Obligations under the Credit Agreement, the Notes and any other Loan Documents, such release including, without limitation, any pledge of the Equity Interests of the Released Borrowers pursuant to the Security Agreement; provided that such release shall be without any recourse, representation, or warranty whatsoever.

3. Release of Released Assets. The Administrative Agent hereby releases any and all liens, encumbrances, security interests, pledges, mortgage, deeds of trust, or charges that it has or may have in or on the Released Assets pursuant to the Credit Agreement or other Loan Documents on behalf of itself and the Lenders; provided that such release shall be without any recourse, representation, or warranty whatsoever.

4. UCC Terminations; Mortgage Releases. The Administrative Agent will prepare and file the Uniform Commercial Code (“UCC”) notices of termination and such other release documents as shall give effect to the release of the Released Borrowers and Released Assets as contemplated by paragraphs 2 and 3 hereof and the terms of the Credit Agreement and execute, record and/or file (at Parent Borrower’s expense) such other release documentation as may be reasonably requested by the Parent Borrower so long as such documents are in form and substance satisfactory to the Administrative Agent.

5. Counsel Fees. The Borrowers shall pay to Administrative Agent’s counsel all reasonable fees of such counsel incurred in connection with the preparation and filing of all such release documentation, of this Agreement and any related documents.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

7. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or e-mail image shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the Administrative Agent, for the benefit of the Lenders has caused this Release Agreement to be duly executed by its authorized officer, and Parent Borrower has caused the same to be accepted by its authorized officer, as of the day and year first above written.

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent

	By:	/s/ David Harper
	Name:	David Harper
	Title:	Its Duly Authorized Representative

[AVIV –RELEASE AGREEMENT (MT. WA)]

Acknowledged and accepted:

AVIV FINANCING V, L.L.C.,

a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,

a Delaware limited partnership,

its sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,

a Delaware limited partnership,

its general partner

By:	AVIV REIT, INC.,

a Maryland corporation,

its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Its:	President and CEO

[AVIV –RELEASE AGREEMENT (MT. WA)]

EXHIBIT A

Released Borrowers

1. Casa/Sierra California Associates, L.L.C., a Delaware limited liability company

2. Commerce Sterling Hart Drive, L.L.C., a Delaware limited liability company

3. Conroe Rigby Owen Road, L.L.C., a Delaware limited liability company

4. Fredericksburg South Adams Street, L.L.C., a Delaware limited liability company

5. Jasper Springhill Street, L.L.C., a Delaware limited liability company

6. Kingsville Texas, L.L.C., a Delaware limited liability company

7. Missouri Associates, L.L.C., a Delaware limited liability company

8. Montana Associates, L.L.C., a Delaware limited liability company

9. 10Orange, L.L.C., a Delaware limited liability company

10. Pomona Vista L.L.C., a Delaware limited liability company

11. Sedgwick Properties, L.L.C., a Delaware limited liability company

EXHIBIT B

Released Assets

Site No.	Released Borrower	Released Asset Address	County	State
1	Casa/Sierra California Associates, L.L.C.	14318 Ohio Street, Baldwin Park, CA 91706	Los Angeles	CA

2	Pomona Vista L.L.C.	651 North Main Street, Pomona, CA 91768	Los Angeles	CA

4	Casa/Sierra California Associates, L.L.C.	8487 Magnolia Avenue, Riverside, CA 92504	Riverside	CA

6	Sedgwick Properties, L.L.C.	1319 South Seville Street, Wichita, KS 67209	Sedgwick	KS

7	Sedgwick Properties, L.L.C.	200 North Main Street, Haviland, KS 67059	Kiowa	KS

8	Sedgwick Properties, L.L.C.	1221 Larimer Street, Pratt, KS 67124	Pratt	KS

13	Montana Associates, L.L.C.	600 First Ave North, Hot Springs, MT 59845	Sanders	MT

14	Montana Associates, L.L.C.	9 14th Avenue, Polson, MT 59860	Lake	MT

15	Missouri Associates, L.L.C.	1000 FM 3220, Clifton, TX 76634	Bosque	TX

16	Kingsville Texas, L.L.C.	316 General Cavazos Boulevard, Kingsville, TX 78363	Kleberg	TX

18	Orange, L.L.C.	510 North 3rd Street, Orange, TX 77630	Orange	TX

19	Orange, L.L.C.	3000 Cardinal Drive, Orange, TX 77630	Orange	TX

20	Fredericksburg South Adams Street, L.L.C.	1117 South Adams Street, Fredericksburg, TX 78624	Gillespie	TX

21	Jasper Springhill Street, L.L.C.	350 Springhill Street, Jasper, TX 75951	Jasper	TX

22	Commerce Sterling Hart Drive, L.L.C.	2901 Sterling Hart Drive, Commerce, TX 75248	Hunt	TX

23	Conroe Rigby Owen Road, L.L.C.	99 Rigby Owen Road, Conroe, TX 77304	Montgomery	TX